UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 12, 2021

MEDIACO HOLDING INC.

(Exact name of registrant as specified in its

charter)

Indiana	001-39029	84-2427771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Hudson Street, Floor 7

New York, New York 10014

(Address of principal executive offices and Zip Code)

(212) 229-9797

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 12, 2021, we appointed Ann Beemish, age 49, to the position of Executive Vice President and Chief Financial Officer and Treasurer of MediaCo Holding Inc. (the “Company”). Ryan A. Hornaday, formerly the Company’s Executive Vice President, Chief Financial Officer and Treasurer, will retain the title of Executive Vice President. Ms. Beemish has over 26 years of financial and operational experience, and most recently served as the Company’s Senior Vice President of Finance from March 15, 2021 until her appointment as Executive Vice President and Chief Financial Officer and Treasurer. Prior to joining the Company, Ms. Beemish served as the Global Head of People Operations before becoming the Head of Global Administration and Readiness for Knotel, Inc. from 2019 to 2021. She founded, Huppe Beemish LLC, in 2016, a financial and business consulting firm, where her primary client was Ion Media. Prior to the founding of her company, Ann rose through the ranks serving a broad array of finance roles during her 17 years at Granite Broadcasting Corporation reaching Senior Vice President of Operational Finance and Corporate Development. Ann started her career as an investment banking analyst at Donaldson, Lufkin and Jenrette followed by Merrill Lynch. Ms. Beemish is a graduate of St. John’s University and received her MBA from New York University’s Stern School of Business.

Ms. Beemish will receive an annual base salary of $300,000, and an annual performance bonus in an amount to be determined in the discretion of the compensation committee of the board of directors of the Company with a target of 50% of her base salary. On March 31, 2021, Ms. Beemish received a grant of 84,696 restricted shares of our Class A common stock, with such shares scheduled to vest in three equal installments on each anniversary of her hire date (March 15, 2021). Ms. Beemish also retains the right to participate in all of employee benefit plans for which she is otherwise eligible. The Company expects to memorialize in a formal employment agreement these terms, as well as any others that may be agreed upon between the Company and Ms. Beemish

Item 7.01.  Regulation FD Disclosure.

On November 18, 2021, the Company issued the press release attached hereto as Exhibit 99.1 announcing the appointment of Ms. Beemish as the Company’s Chief Financial Officer

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description
99.1	Press Release regarding the appointment of Ms. Beemish dated November 18, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIACO HOLDING INC.
Date: November 18, 2021
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary